EXHIBIT 99


                         PREMIER BANKSHARES CORPORATION

          This proxy is solicited on behalf of the Board of Directors.


         The  undersigned  hereby  appoints  William  R.  Rakes  and Jay  Robert
Buchanan  and  each  of  them,  Proxies  of  the  undersigned,   with  power  of
substitution, to vote all shares of Common Stock of Premier Bankshares Corporation ("Premier") which the undersigned could vote if personally present at the Special Meeting of Stockholders to be held May , 1997, or at any adjournment or adjournments thereof.


PROPOSAL TO APPROVE THE AFFILIATION AND MERGER OF PREMIER WITH AND INTO FIRST VIRGINIA BANKS, INC. ("FIRST VIRGINIA"), AS PROVIDED IN AND PURSUANT TO THE AGREEMENT AND PLAN OF REORGANIZATION DATED AS OF OCTOBER 29, 1996 BETWEEN PREMIER AND FIRST VIRGINIA, AND THE RELATED PLAN OF MERGER DATED AS OF OCTOBER 29, 1996 BETWEEN PREMIER AND FIRST VIRGINIA.

          [   ] FOR               [   ] AGAINST          [   ] ABSTAIN


                 (Continued and to be signed on the other side)
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         The undersigned  further gives the Proxies  authority to vote according to their best judgment with respect to any other matters properly coming before the meeting and any adjournment or adjournments thereof.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted FOR the proposal to approve the affiliation and merger of Premier with and into First Virginia.

         The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and of the Proxy Statement-Prospectus, both dated April , 1997. Please sign exactly as name(s) appear(s) below.

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Signature


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Signature, if held jointly


Date:_______________________________________


PLEASE MARK, SIGN, DATE AND RETURN
THIS PROXY PROMPTLY USING THE
ENCLOSED ENVELOPE.